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                                                                 EXHIBIT 99.1

                                PRESS  RELEASE

BRITE TO SELL TELECOMMUNICATIONS MANAGEMENT SERVICES DIVISION FOR $25 MILLION

ORLANDO, FLA., September 18, 1998 - Brite Voice Systems (NASDAQ:BVSI), a world leader in the design, manufacture and delivery of enhanced telecommunications and interactive information systems, announced today that it has entered into a letter of intent to sell the assets of Telecom Services Limited (TSL), its telecommunications management services division, to an undisclosed buyer, for $20 million cash and $5 million in preferred stock. Brite's TSL division provides billing verification and optimization, professional services, software and managed services. Closing of the transaction is contingent upon the negotiation of certain terms and conditions and the execution of a definitive purchase agreement.

"During the last twelve months, Brite has refined its focus to enhanced telecommunications systems and interactive information systems. Substantial opportunities exist for Brite in these core businesses which require further investment, both human and financial. Although the long-term prospects for our telecommunications management services division remain promising, the TSL business no longer fits within our strategic product direction. We will devote those resources to the areas that have the greatest potential return for our shareholders," stated David S. Gergacz, Chairman and CEO for Brite.

ABOUT BRITE
Brite is a world leader in providing enhanced telecommunications systems and interactive information systems. Brite's products include prepaid and enhanced calling card systems for wireless and wireline communications companies, and IVR-CTI for businesses and organizations. The company also provides managed service capabilities for these products. Brite's world headquarters are located in Heathrow, Florida, a suburb of Orlando, and has offices worldwide. Contact Brite at 1-800-SEE-BRITE, or on the Web at www.brite.com.

Brite is certified ISO 9001/TickIT, a globally accepted quality management recognition. Brite's certification includes the design, development, manufacture, installation and support of computer-based voice and multimedia systems. The certification also includes the company's associated managed services, information services and training services.

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Brite is a trademark of Brite Voice Systems, Inc.  Other product and company names are used herein for identification purposes only and may be trademarks of their respective companies.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release and public oral statements by Company representatives, may contain certain forward-looking information that is subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Statements that are not historical facts, including statements about confidence and strategies and plans and expectations about new and existing products, services, technologies and opportunities, industry growth, demand, demand and acceptance of new and existing products, and returns on investments in products and markets are forward-looking statements that involve risks and uncertainties that could significantly

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impact the Company. These include but are not limited to the projected market for Brite's products and references to areas of the business that provide greatest potential return for shareholders. Factors, which could cause actual expectations to differ materially from these projections, include changes in the global economic conditions in both established and emerging markets, as well as the competitive environment within the industry. In addition, as described in this release, this proposed disposition is subject to various contingencies, and no assurances can be given that this transaction will be consummated. For a discussion of other risks and uncertainties to which information respecting future events is subject, see the Company's periodic reports on Forms 10-K and 10-Q.











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